UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 14, 2010
(Date of earliest event reported)

THE NATIONAL SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama 36323		36323
(Address of principal executive offices)		(Zip Code)

(334) 897-2273
Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

                                                    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote

On May 14, 2010 the Annual Stockholders’ Meeting for The National Security Group, Inc. was held at the corporate offices in Elba, Alabama.  For more information on the following proposals, see the Company’s proxy statement dated April 12, 2010, the relevant portions are incorporated herein by reference.

The stockholders elected each of the three nominees to the Board of Directors for a three-year term by a majority of the votes cast:

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Frank O’Neil	1,516,448	99,517	530,338
Donald Pittman	1,515,641	100,324	530,338
L. Brunson White	1,498,160	117,805	530,338

The stockholders ratified the appointment of Warren, Averett, Kimbrough & Marino LLC as the Independent Registered Public Accounting Firm for the company:

For	2,140,320
Against	1,336
Abstain	4,647
Total	2,146,303

The National Security Group, Inc.’s website (www.nationalsecuritygroup.com) contains a significant amount of information about the Company, including financial and other information for our investors (http://www.nationalsecuritygroup.com/public/Investors/Investors.aspx).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Dated: June 17, 2010	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer